UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2005

Dell Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17017 (Commission File Number)	74-2487834 (IRS Employer Identification No.)

One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (512) 338-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On January 31, 2005, Robert W. Davis gave notice of his intention to resign as the company’s Vice President, Corporate Finance, and Chief Accounting Officer, effective as of February 25, 2005. Mr. Davis plans to join Computer Associates International, Inc. as its Executive Vice President and Chief Financial Officer on or before March 1, 2005.

     On February 25, 2005, Joan S. Hooper will become the company’s Chief Accounting Officer. Since joining Dell in November 2003, Ms. Hooper has served as Vice President, Finance, supporting Worldwide Operations finance, which includes manufacturing, procurement, product group, information technology and global financial services. Prior to joining Dell, she spent four years as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of FreeMarkets, Inc., then a global provider of online business sourcing software and services. In addition, Ms. Hooper spent more than 20 years with AT&T Corp., where she held several key financial and senior management positions. She holds a bachelor’s degree in Finance from Creighton University, an M.B.A. from Northwestern University, and is both a Certified Public Accountant and a Certified Management Accountant. Ms. Hooper is 47 years of age.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: February 2, 2005	By:	/s/ JAMES M. SCHNEIDER
James M. Schneider
Senior Vice President and Chief Financial Officer

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